UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on October 30, 2015, EXCO Resources, Inc. (the “Company”) entered into Purchase Agreements (the “Follow-on Purchase Agreements”) with certain holders (the “Holders”) of its 7.5% senior notes due 2018 (the “2018 Notes”) and 8.5% senior notes due 2022 (the “2022 Notes,” and together with the 2018 Notes, the “Notes”), pursuant to which the Company agreed to repurchase an aggregate principal amount of approximately $175 million of 2018 Notes and $76 million of 2022 Notes from the Holders (the “Follow-on Note Repurchase”) in exchange for such Holders’ agreement to advance the Company approximately $109 million in aggregate principal amount of senior secured second lien term loans (the “Follow-on Exchange Term Loan”) under the Company’s Term Loan Credit Agreement, dated October 19, 2015, by and among the Company, certain of its subsidiaries, as guarantors, certain holders of the Notes, as lenders, and Wilmington Trust, National Association, as administrative agent and collateral trustee (the “Exchange Credit Agreement”).

On November 4, 2015, pursuant to the Follow-on Purchase Agreements, the Holders entered into Joinder Agreements to the Exchange Credit Agreement, pursuant to which such Holders became lenders under the Exchange Credit Agreement and the Company closed the funding of the Follow-on Exchange Term Loan (the “Joinder Agreements”). The proceeds of the Follow-on Exchange Term Loan were deemed to be used to complete the Follow-on Note Repurchase. The Notes repurchased will be cancelled by the trustee following customary settlement procedures.

As a result of the Follow-on Note Repurchase and the Company’s previously announced repurchases of Notes, the Company has approximately $199 million in aggregate principal amount of 2018 Notes outstanding and approximately $223 million in aggregate principal amount of 2022 Notes outstanding. Additionally, as a result of the Follow-on Exchange Term Loan and the Company’s previously announced funding of senior secured second lien term loans, the Company has approximately $700 million in aggregate principal amount of senior secured second lien term loans outstanding.

The foregoing description of the Joinder Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Joinder Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 8 – Other Events

Item 8.01 Other Events.

On November 4, 2015, the Company issued a press release announcing the closing of the Follow-on Note Repurchase and the Follow-on Exchange Term Loan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Joinder Agreement to Term Loan Credit Agreement.

99.1	Press Release, dated November 4, 2015, issued by EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: November 4, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Joinder Agreement to Term Loan Credit Agreement.

99.1	Press Release, dated November 4, 2015, issued by EXCO Resources, Inc.